Exhibit 1(i)

                   MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES

                           Certificate of Amendment of
                     Establishment and Designation of Series


      The undersigned certify that they constitute all of the members of the Board of Trustees of Merrill Lynch Funds For Institutions Series, a
Massachusetts business trust (the "Trust"), and that pursuant to and in accordance with a resolution adopted by all of the members of the Board of Trustees at a meeting duly called and held on February 27, 2009, pursuant to
Section 1.1 of the Declaration of Trust of the Trust, dated May 7, 1987, on file with the Commonwealth of Massachusetts, the Certificate of Establishment and Designation for each of the Trust's series named below was filed with the Commonwealth of Massachusetts on the date set forth below (the "Designations"), and the Designations are hereby amended to change the designation of each series in accordance with the following:


                                                                                Date of Filing of Certificate of
 Current Series Designation              New Series Designation                   Establishment and Designation
 --------------------------              ----------------------                 --------------------------------
Merrill Lynch Treasury Fund             FFI Treasury Fund                        December 12, 1989
Merrill Lynch Government Fund           FFI Government Fund                      June 25, 1990
Merrill Lynch Institutional Fund        FFI Institutional Fund                   June 25, 1990
Merrill Lynch Institutional             FFI Institutional Tax-                   February 16, 1994
Tax-Exempt Fund                         Exempt Fund
Merrill Lynch Premier                   FFI Premier Institutional                December 9, 1996
Institutional Fund                      Fund
Merrill Lynch Select                    FFI Select Institutional                 November 13, 2007
Institutional Fund                      Fund

      The name changes shall become effective on May 4, 2009.

      In all other respects, the Designations shall remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, the undersigned have signed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as of this day of February, 2009.


/s/ David O. Beim               /s/ Herbert I. London
-----------------               ---------------------
David O. Beim                   Herbert I. London


/s/ Richard S. Davis            /s/ Cynthia A. Montgomery
--------------------            -------------------------
Richard S. Davis                Cynthia A. Montgomery


/s/ Ronald W. Forbes            /s/ Joseph P. Platt, Jr.
--------------------            ------------------------
Ronald W. Forbes                Joseph P. Platt, Jr.


/s/ Henry Gabbay                /s/ Robert C. Robb, Jr.
----------------                -----------------------
Henry Gabbay                    Robert C. Robb, Jr.


/s/ Matina Horner               /s/ Toby Rosenblatt
-----------------               -------------------
Matina Horner                   Toby Rosenblatt


/s/ Rodney D. Johnson           /s/ Kenneth L. Urish
---------------------           --------------------
Rodney D. Johnson               Kenneth L. Urish


                                /s/ Frederick W. Winter
                                -----------------------
                                Frederick W. Winter

      The Declaration of Trust establishing MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES, dated the 7th of May, 1987, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the "Trust Property" only shall be liable.